UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2016

THE CONTAINER STORE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36161	26-0565401
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Freeport Parkway

Coppell, TX 75019

(Address of principal executive offices) (Zip Code)

(972) 538-6000

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 30, 2016, the Board of Directors of The Container Store Group, Inc. (the “Company”) approved a change in the Company’s fiscal year end from the Saturday closest to February 28 to the Saturday closest to March 31 of each year. The fiscal year change is effective beginning with the Company’s 2016 fiscal year, which will now begin on April 3, 2016 and end on April 1, 2017 (the “New Fiscal Year”). As a result of the change, the Company will have a March 2016 fiscal month transition period beginning on February 28, 2016 and ending on April 2, 2016. The results of the transition period are expected to be reported in the Company’s Form 10-Q to be filed for the first quarter of the New Fiscal Year, which will end on July 2, 2016, and in the Company’s Form 10-K to be filed for the New Fiscal Year.

Item 7.01. Regulation FD.

The Company has historically realized a higher portion of net sales, operating income, and cash flows from operations in the fourth fiscal quarter, attributable primarily to the timing and impact of Our Annual elfa® Sale, which traditionally starts on December 24 and ends in February.  The Company believes the change in fiscal year will assist it with incorporating the results from Our Annual elfa® Sale into the budget for the upcoming fiscal year, as well as planning for future product, merchandising and marketing initiatives.  Due to historically strong sales at the beginning of Our Annual elfa® Sale, as well as the fact that the third quarter of the New Fiscal Year will include the month of December, which has historically been a strong sales month due to our holiday campaign, the change is also expected to make the Company less reliant on the fiscal fourth quarter and realize more sales and profitability in the fiscal third quarter.

The Company expects to release its results for the fourth quarter and year ended February 27, 2016 on April 25, 2016.  In conjunction with that release, the Company plans to provide recast historical unaudited financial information for the first three quarterly periods of 2015 (which, based on the New Fiscal Year, would have ended on July 4, 2015, October 3, 2015 and January 2, 2016). Results for the March 2016 fiscal month transition period, as well as the recast historical unaudited financial information for the fourth quarter of 2015 (which, based on the New Fiscal Year, would have ended on April 2, 2016) are expected to be reported when the Company releases its results for the first quarter ending July 2, 2016.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our expectations regarding the effects of the change in fiscal year, such as assisting with budgeting and initiatives and making the Company less reliant on the fiscal fourth quarter; and our expectations regarding the timing of release of financial results.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risk that the change in fiscal year will not have the effects we anticipate, including providing greater visibility into revenues, expenses and initiatives and making the Company less reliant on the fiscal fourth quarter; and the risk that we will not release financial results in the timeframe we expect or at all.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on May 8, 2015, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CONTAINER STORE GROUP, INC.

Date: March 31, 2016	By:	/s/ Jodi Taylor
Jodi Taylor
Chief Financial Officer

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